UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On April 14, 2020, Five Prime Therapeutics, Inc. (the “Company”) issued a press release announcing that Thomas Civik joined the Company as President and Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), effective as of April 13, 2020 (the “Commencement Date”). Mr. Civik will serve as a Class II member of the Board, to serve until the 2021 annual meeting of stockholders or until his successor is duly elected and qualified.

Prior to joining the Company, from November 2017 until September 2019, Mr. Civik, 51, served as Chief Commercial Officer of Foundation Medicine, Inc., a genomic profiling and molecular information company, which was acquired by Roche Holdings, Inc. in 2018. From December 2000 to November 2017, Mr. Civik served in positions of increasing responsibility at Genentech, Inc., a biotechnology company, most recently serving as Vice President & Franchise Head leading the commercialization efforts for the Avastin®, Tarceva®, Alecensa® and Tecentriq® products. From July 1992 to December 2000, he served at Sanofi S.A., a publicly traded pharmaceutical company, in sales and marketing roles of increasing responsibility. Mr. Civik received an M.B.A., Business Strategy and Marketing, from Northwestern University, Kellogg School of Management, and a B.A. in Political Science from Saint Norbert College.

There is no arrangement or understanding between Mr. Civik and any other person pursuant to which Mr. Civik was appointed as an officer or director of the Company. Mr. Civik has no family relationship with any director or executive officer of the Company, and there are no transactions between Mr. Civik and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements for Mr. Civik

Pursuant to the terms of a written offer letter, dated April 6, 2020, by and between the Company and Mr. Civik (the “Offer Letter”), upon the commencement of his employment, Mr. Civik will receive an annual base salary of $584,000, and Mr. Civik will be eligible to receive a target annual bonus equal to 60% of his base salary.

Pursuant to the Offer Letter, subject to the approval of the Compensation and Management Development Committee of the Board, the Company will grant to Mr. Civik (i) an option (the “Option”) to purchase 480,000 shares of the Company’s common stock (the “Common Stock”), and (ii) 75,000 restricted shares of the Company’s Common Stock (the “Restricted Stock Award”), in each case pursuant to the Company’s 2013 Omnibus Incentive Plan. The Option will have an exercise price equal to the closing price of the Common Stock on the grant date and a term of 10 years from the grant date. The Option will vest with respect to 25% of the shares subject to the Option on the first anniversary of the Commencement Date and 1/48th of the shares subject to the Option monthly thereafter, in each case, subject to Mr. Civik’s continued service to the Company on each vest date. The Restricted Stock Award will vest over three years in equal annual installments on each anniversary of the Commencement Date.

The Company will provide Mr. Civik with a lump sum payment of $325,000 in support of his relocation to the San Francisco Bay Area. Mr. Civik will repay to the Company the entire lump sum payment for relocation on or prior to his termination date if he voluntarily resigns his employment with the Company or if the Company terminates his employment for Cause (as defined in Section 2.3 of the Company’s Executive Severance Benefit Plan (the “ESBP”)) within two years of his date of hire.

Mr. Civik will, as Chief Executive Officer of the Company, participate as a Tier 1 Covered Employee (as defined in the ESBP) under the ESBP. A description of severance benefits payable after a termination of employment in certain circumstances is incorporated by reference to the description of the ESBP in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2020.

The foregoing descriptions of the Offer Letter and ESBP are summaries and are qualified in their entirety by reference to the Offer Letter, which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2020, and the ESBP, which is attached as Exhibit 10.33 to the Company’s Annual Report on Form 10-K (File No. 001-36070), filed with the SEC on February 27, 2020.

A copy of the press release is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Resignation of Interim Chief Executive Officer

In connection with the Company’s appointment of Mr. Civik as President and Chief Executive Officer of the Company, William R. Ringo resigned his position as interim Chief Executive Officer of the Company effective upon the start of Mr. Civik’s employment on April 13, 2020. Mr. Ringo will continue to serve as Chairman of the Board. The Company expects that Mr. Ringo will continue to serve as an employee of the Company until May 31, 2020, but on a part-time schedule during this transitionary period. The Compensation and Management Development Committee of the Board is evaluating revisions to the compensation Mr. Ringo will receive during this transitionary period.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on April 14, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: April 14, 2020